EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Discovery Holding Company:
We consent to the incorporation by reference in the following registration statements of Discovery Holding Company of our report dated February 28, 2007, with respect to the consolidated balance sheets of Discovery Holding Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive earnings (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006, annual report on Form 10-K of Discovery Holding Company.

Form	Registration Statement No.	Description
S-8	333-127715	2005 Incentive Plan
S-8	333-127712	Transitional Stock Adjustment Plan
S-8	333-127713	2005 Nonemployee Director Incentive Plan
Our report on the aforementioned consolidated financial statement refers to Discovery Holding Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.
KPMG LLP
Denver, Colorado
February 28, 2007